    As filed with the Securities and Exchange Commission on January 25, 2000

                                                       Registration No.


                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        AIR PRODUCTS AND CHEMICALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   23-1274455
                      (I.R.S. Employer Identification No.)

           7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501
               (Address of Principal Executive Offices) (Zip Code)

         Air Products and Chemicals, Inc. 1997 Long-Term Incentive Plan
                            (Full Title of the Plan)

         W. Douglas Brown, Vice President, General Counsel and Secretary
           Air Products and Chemicals, Inc., 7201 Hamilton Boulevard,
                            Allentown, PA 18195-1501
                     (Name and Address of Agent for Service)

                                  610-481-4911
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                                               Proposed
                                                      Proposed                 maximum
Title of securities              Amount to be         maximum offering         aggregate offering      Amount of
to be registered                 registered           price per share          price                   registration fee(1)
----------------                 ----------           ---------------          -----                   -------------------
Common Stock, par value $1
2000 Fair Market Value Options   1,854,267                    $28.78           $53,365,804.26          $14,088.57
                                 ---------                    ------           --------------          ----------
                                 1,854,267                                      53,365,804.26          $14,088.57
                                 =========                    ======            =============          ==========

___________________________

(1) The registration fee with respect to these shares has been computed in accordance with paragraph (h) of Rule 457 based upon the stated exercise price of the Options.

Air Products and Chemicals, Inc. (the "Company"), by the filing of this Registration Statement, hereby registers additional shares of common stock of the Company, for distribution pursuant to the 1997 Long-Term Incentive Plan (the "Plan"). These are securities of the same class as the securities registered on Forms S-8, Registration Statement Nos. 33-57023, 33-65117, 333-21145, 333-45239
and 333-71405 for distribution pursuant to the Plan. Accordingly, the contents of Registration Statement Nos. 33-57023, 33-65117, 333-21145, 333-45239 and
333-71405 are incorporated herein by reference.


                                    EXHIBITS

23.      Consent of Arthur Andersen LLP.

24.      Power of Attorney.


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, State of Pennsylvania, on this 25th day of January, 2000.

                                    AIR PRODUCTS AND CHEMICALS, INC.
                                    (Registrant)


                                    By:  /s/ W. Douglas Brown
                                       ---------------------------------------
                                         W. Douglas Brown*
                                         Senior Vice President, General Counsel
                                         and Secretary




___________________________

* W. Douglas Brown, Vice President, General Counsel and Secretary, by signing his name hereto, signs this registration statement on behalf of the registrant and, for each of the persons indicated by asterisk on pages 3 and 4 hereof, pursuant to a power of attorney duly executed by such persons which is filed with the Securities and Exchange Commission herewith.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                          Title                               Date
       ---------                          -----                               ----
                                  Director, Chairman of the Board
                                  and Chief Executive Officer
          *                       (Principal Executive Officer)           January 25, 2000
------------------------
     Harold A. Wagner

                                  Vice President - Finance
     /s/ Leo J. Daley             (Principal Financial Officer)            January 25, 2000
------------------------
      Leo J. Daley
                                  Vice President and
                                  Corporate Controller
     /s/ Paul E. Huck             (Principal Accounting Officer)           January 25, 2000
------------------------
      Paul E. Huck


          *                       Director                                 January 25, 2000
------------------------
     Mario L. Baeza


          *                       Director                                 January 25, 2000
------------------------
     Tom H. Barrett


          *                       Director                                 January 25, 2000
------------------------
   L. Paul Bremer III


          *                       Director                                 January 25, 2000
------------------------
     Robert Cizik


          *                       Director                                 January 25, 2000
------------------------
  Ursula F. Fairbairn


          *                       Director                                 January 25, 2000
------------------------
 Edward E. Hagenlocker


          *                       Director                                 January 25, 2000
------------------------
   James F. Hardymon

       Signature                          Title                               Date
       ---------                          -----                               ----

          *                       Director                                 January 25, 2000
------------------------
   John P. Jones III


          *                       Director                                 January 25, 2000
------------------------
   Joseph J. Kaminski


          *                       Director                                 January 25, 2000
------------------------
  Terry R. Lautenbach


          *                       Director                                 January 25, 2000
------------------------
   Ruud F. M. Lubbers


          *                       Director                                 January 25, 2000
------------------------
     Takeo Shiina


          *                       Director                                 January 25, 2000
------------------------
    Lawrason D. Thomas

                                  EXHIBIT INDEX



23.     Consent of Arthur Andersen LLP

24.     Power of Attorney